EXHIBIT 1

JOINT ACQUISITION STATEMENT

PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

WOLF HILL CAPITAL MANAGEMENT, LP Date: April 21, 2022

By:	/s/ Gary Steven Lehrman
Name:	Gary Steven Lehrman
Title:	Managing Partner

WOLF HILL PARTNERS, LP
Date: April 21, 2022

By:	Wolf Hill General Partner, LLC
its General Partner
By:	/s/ Gary Steven Lehrman
Name:	Gary Steven Lehrman
Title:	Managing Member of the General Partner

WOLF HILL GENERAL PARTNER, LLC Date: April 21, 2022

By:	/s/ Gary Steven Lehrman
Name:	Gary Steven Lehrman
Title:	Managing Member